UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2024

PLIANT THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Charter)

Delaware	001-39303	47-4272481
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

260 Littlefield Avenue,
South San Francisco, CA	94080
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 481-6770

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PLRX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 11, 2024 (the “Effective Date”), Pliant Therapeutics, Inc. (the “Company”) entered into an Amended and Restated Loan and Security Agreement (“Agreement”) by and among the Company, the lenders from time to time party thereto (each a “Lender” and collectively, the “Lenders”) and Oxford Finance LLC, in its capacity as collateral agent (in such capacity, the “Agent”), which amends and restates, in its entirety, the Loan and Security Agreement, dated as of May 4, 2022 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the Effective Date, including without limitation by that certain First Amendment to Loan and Security Agreement, dated as of October 4, 2022, collectively the “Prior Agreement”), among the Agent, the lenders party thereto and Borrower, pursuant to which, the Lenders have agreed to lend the Company, subject to the terms and conditions therein, a series of term loans up to an aggregate principal amount of $150.0 million (the “Term Loans”), of which $50.0 million is subject to the Lender’s sole discretion.

Pursuant to the Agreement, the Company drew an initial Term Loan of $30.0 million on the Effective Date (inclusive of $10.0 million in principal amount previously outstanding under the Prior Agreement prior to the Effective Date) and may borrow up to an additional $70.0 million of Term Loans at its option upon the satisfaction of certain conditions related to the development of bexotegrast.

The proceeds from the Term Loans may be used as working capital and to fund the Company’s general business requirements in accordance with the provisions of the Agreement. In connection with the Agreement, the Company granted the Agent a security interest in substantially all of the Company’s assets now owned or hereafter acquired, excluding intellectual property to the extent the aggregate amount of Term Loans advanced and outstanding does not exceed $50.0 million (but including the right to payments and proceeds of intellectual property) and certain customary exceptions, and a negative pledge on substantially all of the Borrower’s and its subsidiaries’ intellectual property.

The principal amount outstanding under the Term Loans shall accrue interest at a floating per annum rate equal to (i) the greater of (a) 1-month term SOFR and (b) three and one-half percent (3.50%) plus (ii) five and one-quarter percent (5.25%). Interest is payable monthly in arrears on the first calendar day of each calendar month, commencing on May 1, 2024. Beginning on July 1, 2028, which may be extended to July 1, 2029 (subject to certain conditions set forth in the Agreement), the Company shall repay the Term Loans in consecutive equal monthly payments of principal, together with applicable interest, in arrears. All unpaid principal and accrued and unpaid interest with respect to each Term Loan is due and payable in full on March 1, 2029, which may be extended to March 1, 2030 (subject to certain conditions set forth in the Agreement).

The Company will be required to make a final payment of 5.50% (or 7.25% if the amortization date of the Term Loans has been extended to July 1, 2029 (as discussed above)) of the original principal amount of the Term Loans that were drawn, payable at maturity or upon any earlier acceleration or prepayment of the Term Loans. The Company may prepay the Term Loans in whole or in part, subject to a prepayment fee equal to (i) if prepaid on or before the first anniversary date of the funding date of such Term Loan, 3.0% of the principal amount of the applicable Term Loan prepaid, (ii) if prepaid after the first anniversary and on or before the second anniversary of the funding date of such Term Loan, 2.0% of the principal amount of the applicable Term Loan prepaid, and (iii) if prepaid after the second anniversary and on or before the third anniversary of the funding date of such Term Loan prepaid, 1.0% of the principal amount of the applicable Term Loan prepaid.

The Agreement contains representations and warranties, affirmative, and negative covenants, and events of default that are customary for loans of this type. The occurrence of an event of default could result in the acceleration of the obligations under the Agreement, termination of the Term Loan commitments and the right to foreclose on the collateral securing the obligations. During the existence of an event of default, the Term Loans will accrue interest at a rate per annum equal to 5% above the otherwise applicable interest rate.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2024.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.03 to the extent required.

Item 8.01	Other Events.

On March 12, 2024, the Company announced the implementation of BEACON-IPF as a pivotal, adaptive Phase 2b/3 trial in patients with idiopathic pulmonary fibrosis (IPF). The adaptive design implementation, based on acceptance by the European Union (EU) and other global health authorities, will significantly shorten bexotegrast’s late-stage development compared to a traditional Phase 3 trial. Bexotegrast is an oral, small molecule, dual-selective inhibitor of αvb6 and αvb1 integrins in clinical development for the treatment of IPF and primary sclerosing cholangitis (PSC).

Following acceptance by the EU and various other global health authorities, the Company is implementing BEACON-IPF as a Phase 2b/3 operationally seamless, adaptive design which includes the ongoing BEACON-IPF Phase 2b trial. Patients will begin enrolling in the Phase 3 component immediately after completion of enrollment of the Phase 2b component of the trial. Because of the seamless design, the power of the Phase 2b will be increased by augmenting the sample size by 90 patients, allowing both components to support potential registration. This increase is expected to have minimal impact on timelines. A copy of the Company’s press release, titled “Pliant Therapeutics Announces Accelerated Bexotegrast Development Plan for the Treatment of Idiopathic Pulmonary Fibrosis,” is attached as Exhibit 99.1 to this Current Report and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release issued by the Company dated March 12, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLIANT THERAPEUTICS, INC.

Date: March 12, 2024	By:	/s/ Keith Cummings
Keith Cummings, M.D., MBA
Chief Financial Officer